Exhibit 99.1

MARCO COMMUNITY BANCORP, INC.

2006 STOCK REPURCHASE PROGRAM

On July 18, 2006, the Board of Directors (“Board”) of Marco Community Bancorp, Inc. (“MCBN”) authorized management to establish a Stock Repurchase Program (“Repurchase Program”), whereby MCBN will be able to purchase shares of its common stock in the open market as such shares become available. The following Stock Purchase Program sets forth the terms and parameters established by the Board of Directors.

General

MCBN is a one bank holding company and parent company of Marco Community Bank, a state bank located in Marco Island, Florida. MCBN has two wholly-owned subsidiaries, Marco Community Bank and MCB Commercial Lending Corp, Inc. MCBN, Marco Community Bank and MCB Commercial Lending Corp., Inc. are collectively referred to herein as the “Company.” At March 31, 2006, the Company had consolidated total assets of $173,598,000 and $19,571,000 in stockholders’ equity. The Company had net earnings of $1,589,000 for 2005 and $403,000 for the first quarter of 2006.

The Board and management have examined the potential impact of the Stock Repurchase Program on MCBN’s earnings per share, book value and return on equity. The Company’s consolidated earnings have steadily increased since inception, and the Company has no reason to believe that such trends will not continue. The Company believes it will continue to generate capital through retained earnings in an amount which will significantly exceed its requirement for any planned growth or expansion plans. To enhance MCBN’s return on equity, it is the opinion of the Board and management that the surplus capital of the Company should be used to repurchase MCBN’s outstanding shares. The intent of the Stock Repurchase Program is to further enhance the liquidity of MCBN’s common stock. The current market for bank stocks in general has created an opportunity for MCBN to repurchase its stock at an attractive price. The Board and management believe that the Stock Repurchase Program will assist the Company in its plan to remain a strong, independent Florida financial institution, while creating value for MCBN’s shareholders.

Stock Repurchase Program

The repurchase of shares by MCBN is subject to the Florida Business Corporation Act (Section 607.0631, Florida Statutes); the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, specifically Rule 10b-18; the Rules of the Federal Reserve Board, specifically 12 C.F.R. §225.4 and the Bank Holding Company Act of 1956, and the rules and regulations promulgated thereunder. Based upon MCBN’s earnings for the year ended December 31, 2005 and the quarter ended March 31, 2006, and on the projected earnings for the remainder of 2006, and after considering the Company’s current working capital requirements, MCBN intends to initially purchase up to a maximum of $200,000 worth of shares under the terms of this Stock Repurchase Program.

The Stock Repurchase Program will be conducted pursuant to the following terms and conditions:

1.	MCBN is not in the process of conducting a public or private offering of its common stock. Purchases under the Stock Repurchase Program will be suspended at any time the MCBN is engaged in a public or private offering, or a tender offer.

2.	The repurchases will be made either in the open market or in a private transaction at the option of the Board.

3.	Any purchases by affiliates of the Company during this time will be aggregated with purchases made pursuant to the Stock Repurchase Program.

4.	MCBN shall not engage in any repurchases during the periods between the fifth trading day prior to the end of a quarter and the third day following the availability of financial information for that quarter, which (if not available as part of a Form 10-QSB, Form 10-KSB or Form 8-K) shall be provided to the selling shareholder prior to the repurchase of stock.

5.	MCBN, at its discretion, will determine the timing, quantity, and price of all purchases under the Stock Repurchase Program. Transactions will be made by and under the supervision of MCBN’s Chief Executive Officer or President.

6.	With respect to purchases made through a broker, the Company will employ one broker on any single day, or if a broker is not used, then through only one dealer on any single day. The broker/dealer will be selected from a Board-approved list of broker/dealers currently handling transactions for the Company.

7.	The Company’s common stock is listed on the National Association of Securities Automated Quotation – Over-the-Counter-Bulletin Board (“OTCBB”) under the symbol “MCBN.” Repurchases will be made only if there is a current independent bid quotation for the common stock reported on Level 2 of the OTCBB.

8.	The repurchase price will not exceed the lowest current independent offer quotation in Level 2 of the OTCBB.

9.	The amount repurchased in any one day, excluding block purchases[1], will not exceed the higher of (i) one round lot or (ii) the number of round lots closest to 25% of the average daily trading volume for the security.

10.	Block purchases in amounts up to and including 20,000 shares from any one offeror shall be paid in cash under regular settlement terms.

11.	Block purchases in excess of 20,000 shares from any one offeror shall be purchased on an individually negotiated arms-length basis (and not through a broker) with each offeror under an agreement containing substantially the following terms and conditions.

13.	The Company, at its discretion, will determine the timing, quantity, and price of all purchases under this plan.

Other Considerations

Rule 13d-1. As the number of shares outstanding are reduced, the percentage of ownership of each of the Company’s shareholders will naturally increase, which may result in some shareholders inadvertently reaching a 5% level of beneficial ownership. The Company will issue a press release at the time the Stock Repurchase Program commences to serve as notice to such shareholders. In addition, the Company intends to notify shareholders, that become beneficial owners of 5% or more of the Company’s common stock, of the need to file a Schedule 13D with the Securities and Exchange Commission as the Company becomes aware of such ownership.

Change in Control. Pursuant to 12 C.F.R. 225, a person shall be determined, subject to rebuttal, to have acquired control of MCBN, if such individual acquires more than 10% of any class of MCBN’s voting stock. MCBN, by repurchasing common stock pursuant to its Stock Repurchase Program, will cause the number of shares outstanding to be reduced thereby increasing the percentage ownership of each of its shareholders. Under certain circumstances, a shareholder of MCBN could inadvertently acquire “control” of MCBN as that term is defined in 12 C.F.R. 225(e). Under Part 225, certain transactions are exempt from prior approval of or notice to the Federal Reserve Board. One such exemption is contained in 12 C.F.R. 225.42(b)(2), when the acquisition of control results from a bank holding company’s acquisition of its own securities. The issuance of a press release should provide sufficient notice to any of MCBN’s shareholders who may inadvertently exceed the 10% threshold as a result of the purchase of common stock pursuant to the Stock Repurchase Program. Notwithstanding, MCBN intends to closely monitor its repurchases and will confirm with its stock transfer agent to

[1]	A block purchase is:

a.	A purchase which has a purchase price (excluding commission or mark up) of at least $200,000; or
b.	A purchase of at least 5,000 shares with a purchase price (excluding commission or mark up) of at least $50,000; or
c.	A purchase which is at least 20 round lots and equals at least 150% of the average daily trading volume for that security during the preceding four calendar weeks.

determine if any shareholders will become 10% shareholders as a result of a particular repurchase. In such instances, the Company will notify the shareholder(s) in writing of the need to file either a change of control application or rebuttable presumption notice, whichever is appropriate, with the Federal Reserve Board.

This Stock Repurchase Program will remain in effect until the earlier of December 31, 2006 or the investment of $200,000 under this Program. The Stock Repurchase Program may be terminated at any time upon appropriate action by the Board.

Wherefore, this 2006 Stock Repurchase Program dated July 25, 2006 as set forth above is hereby acknowledged and approved.

MARCO COMMUNITY BANCORP, INC.

By:	/s/ Howard B. Montgomery
Howard B. Montgomery, President